Exhibit 99.1

Lifeloc Reports Third Quarter 2020 Results

WHEAT RIDGE, Colo., Nov. 11, 2020 /PRNewswire/ -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol and drug testing devices, has announced financial results for the third quarter and for the nine months ended September 30, 2020.

Third Quarter Financial Highlights

Lifeloc posted quarterly net revenue of $1.555 million resulting in a quarterly net loss of $213 thousand, or $(0.09) per diluted share. These results compare to net revenue of $2.258 million and net income of $151 thousand, or $0.06 per diluted share, in the third quarter of 2019. Revenue for the current quarter declined 31% versus the third quarter last year. For the first nine months of 2020, net revenue was $4.893 million with a net loss of $728 thousand, or $(0.30) per diluted share, compared to net revenue of $6.664 million and net income of $401 thousand, or $0.16 per diluted share, for the same nine months of 2019.

The global Covid-19 pandemic continues to suppress purchasing activities of many of our customers. Travel bans, governmental orders, and social distancing guidelines continue to force severe contractions in demand in both domestic and international markets. As an essential part of transportation and public safety, Lifeloc has continued operations, while taking important steps to mitigate the financial impact of the pandemic. Lifeloc has received a Paycheck Protection Program (PPP) loan and has complied with all currently published SBA guidance on loan forgiveness and is hopeful that the PPP loan obtained in May of $465 thousand will be forgiven. Following use of the PPP loan funds, structural costs savings were achieved through measures including staff reduction.

Current market conditions do not change our vision that Lifeloc is becoming the world's leading provider of real-time alcohol and drug abuse detection and monitoring equipment. In fact, current conditions highlight the urgency of achieving this vision. To achieve this, we will continue to grow our research and development investment required to move our developments into the market. Growing research and development spending could result in continued short term losses, even when sales return to pre-pandemic levels.

Our new breath alcohol testers, the LX9 and LT7, have been released and are on the U.S. Department of Transportation Conforming Products List, and are starting to find adoption both domestically and internationally. With highly flexible configuration, multiple language capability and a wide temperature use range, these breathalyzers are expected to facilitate future sales growth. Additionally, our Easycal® G2 has broadened our automated calibration capability and is compatible with our existing installed base of professional breathalyzers as well as the new LX9 and LT7. The G2 model also includes RFID (Radio Frequency Identification) reading of calibration standard data, which further automates the calibration process.

Additionally, several manufacturing runs of the R.A.D.A.R.® (Real-time Alcohol Detection and Reporting) model 200 have been produced. Evaluation is beginning with key customers. Recently added, the automated enrollment assistant application is providing real-time enrollment coaching, streamlining this process for customer productivity. Additionally, this new model has updated communication, improved GPS accuracy and mechanical reliability. These devices have alcohol monitoring capability and onboard biometrics that automatically verify the identity of the test subject and are intended as a tool for supervising offenders. This alternative to incarceration represents a critical step in moving our business closer to a recurring monitoring revenue model and is expected to contribute to an increase in revenue and earnings this year and in the future.

Our SpinDx-based marijuana breathalyzer remains a key product of interest in attempts to address the broadening legalization of marijuana. Legalization and decriminalization of marijuana only increases the need for a rapid, quantitative roadside test to identify drivers under the influence of marijuana. The ability of our technology to detect delta-9-THC down to a concentration of 5 nanograms per milliliter and to collect a testable sample from a vapor stream has been demonstrated in our laboratories, and we continue the development work needed to convert this technology into a simple-to-operate device that is suitable for roadside testing. Detection of THC is accomplished through the SpinDx technology, licensed exclusively by Lifeloc Technologies for drugs of abuse from Sandia National Laboratory. We are targeting the end of 2021 for the first product release from this platform.

"We are very excited to have some R.A.D.A.R. 200 units in customer's hands for evaluation," said CEO Dr. Wayne Willkomm. "This is a critical step to enable a recurring revenue stream through a monitoring business."

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled "Risk Factors" in our SEC filings.

Easycal® and R.A.D.A.R.® are registered trademarks of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Amy Evans
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.
Condensed Balance Sheets

ASSETS

	September 30, 2020	December 31,
CURRENT ASSETS:	(Unaudited)	2019
Cash	$2,264,887	$3,185,996
Accounts receivable, net	517,618	641,239
Inventories, net	2,518,996	1,986,299
Income taxes receivable	223,404	6,750
Prepaid expenses and other	67,916	18,857
Total current assets	5,592,821	5,839,141

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment, software and space modifications	976,621	976,621
Training courses	432,375	432,375
Office equipment, software and space modifications	218,074	208,986
Sales and marketing equipment and space modifications	232,600	232,600
Research and development equipment, software and space modifications	172,429	172,429
Less accumulated depreciation	-2,220,032	-1,959,541
Total property and equipment, net	2,628,242	2,879,645

OTHER ASSETS:
Patents, net	154,415	145,323
Deposits and other	163,480	74,027
Deferred taxes	97,846	86,658
Total other assets	415,741	306,008

Total assets	$8,636,804	$9,024,794

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$257,743	$261,798
Term loan payable, current portion	46,128	44,879
Paycheck Protection loan payable	465,097	0
Customer deposits	182,810	214,031
Accrued expenses	212,359	290,458
Deferred revenue, current portion	37,494	45,874
Reserve for warranty expense	46,500	45,000
Total current liabilities	1,248,131	902,040

TERM LOAN PAYABLE, net of current portion and
debt issuance costs	1,289,659	1,324,467

DEFERRED REVENUE, net of current portion	1,723	6,066
Total liabilities	2,539,513	2,232,573

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares
authorized, 2,454,116 shares outstanding	4,636,038	4,603,304
Retained earnings	1,461,253	2,188,917
Total stockholders' equity	6,097,291	6,792,221

Total liabilities and stockholders' equity	$8,636,804	$9,024,794

LIFELOC TECHNOLOGIES, INC.
Condensed Statements of Income (Unaudited)

	Three Months Ended September 30,
REVENUES:	2020	2019
Product sales	$1,502,034	$2,083,044
Royalties	31,395	153,922
Rental income	21,639	21,189
Total	1,555,068	2,258,155

COST OF SALES	957,964	1,193,088

GROSS PROFIT	597,104	1,065,067

OPERATING EXPENSES:
Research and development	335,075	253,716
Sales and marketing	235,733	329,824
General and administrative	297,128	287,814
Total	867,936	871,354

OPERATING INCOME (LOSS)	-270,832	193,713

OTHER INCOME (EXPENSE):
Interest income	2,598	10,454
Interest expense	-14,051	-14,513
Total	-11,453	-4,059

NET INCOME (LOSS) BEFORE (PROVISION FOR) BENEFIT FROM TAXES	-282,285	189,654

BENEFIT FROM (PROVISION FOR) FEDERAL AND STATE INCOME TAXES	69,519	-38,129

NET INCOME (LOSS)	$-212,766	$151,525

NET INCOME (LOSS) PER SHARE, BASIC	$(0.09)	$0.06

NET INCOME (LOSS) PER SHARE, DILUTED	$(0.09)	$0.06

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,116	2,456,105

Lifeloc Technologies, Inc.
Condensed Statements of Stockholders' Equity (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Total shareholders' equity, beginning balances	$6,309,746	$6,413,642	$6,792,221	$6,160,737

Common stock (no shares issued during periods):
Beginning balances	4,635,727	4,600,867	4,603,304	4,597,646
Stock based compensation expense related to stock options
	311	2,437	32,734	5,658
Ending balances	4,636,038	4,603,304	4,636,038	4,603,304

Retained earnings:
Beginning balances	1,674,019	1,812,775	2,188,917	1,563,091
Net income (loss)	-212,766	151,525	-727,664	401,209
Ending balances	1,461,253	1,964,300	1,461,253	1,964,300

Total shareholders' equity, ending balances	$6,097,291	$6,567,604	$6,097,291	$6,567,604

LIFELOC TECHNOLOGIES, INC.
Condensed Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
CASH FLOWS FROM OPERATING ACTIVITIES:	2020	2019
Net income (loss)	$-727,664	$401,209
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities-
Depreciation and amortization	270,984	316,150
Provision for doubtful accounts, net change	3,899	-
Provision for inventory obsolescence, net change	48,943	7,500
Deferred taxes, net change	-11,188	-10,192
Reserve for warranty expense, net change	1,500	1,000
Stock based compensation expense related to
stock options	32,734	5,658
Changes in operating assets and liabilities-
Accounts receivable	119,722	-79,544
Inventories	-581,640	-768,790
Income taxes receivable	-216,654	90,629
Prepaid expenses and other	-49,059	-62,178
Deposits and other	-89,453	62,884
Accounts payable	-4,055	45,355
Customer deposits	-31,221	145,341
Accrued federal and state income tax	-	105,346
Accrued expenses	-78,099	49,430
Deferred revenue	-12,723	23,706
Net cash provided from (used in)
operating activities	-1,323,974	333,504

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	-9,088	-166,488
Patent filing expense	-18,772	-
Net cash (used in) investing activities	-27,860	-166,488

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments made on term loan	-34,372	-33,167
Proceeds from Paycheck Protection loan	465,097	-
Net cash provided by (used in)
financing activities	430,725	-33,167

NET INCREASE (DECREASE) IN CASH	-921,109	133,849

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,185,996	2,788,327

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,264,887	$2,922,176

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$41,384	$42,590

Cash paid for income tax	$20,063	$-